Exhibit 3.304
AMENDMENT NO. 1 TO
LIMITED PARTNERSHIP AGREEMENT
OF
PRHC-ENNIS, L.P.
     Amendment No. 1 to Limited Partnership Agreement of PRHC-Ennis, L.P., effective as of April 15, 2005 (this “Amendment”).
     WHEREAS, PRHC-Ennis G.P., Inc., as the General Partner (the “General Partner”), and Principal Hospital Company of Nevada, Inc., as the Limited Partner (the “Limited Partner”) are parties to that certain Limited Partnership Agreement, dated as of August 5, 1999 (the “LP Agreement”); and
     WHEREAS, the General Partner and the Limited Partner now desire to amend certain provisions of the LP Agreement as more fully described herein.
     NOW, THEREFORE, the LP Agreement is hereby amended as follows:
     1. The LP Agreement shall be amended by adding a new paragraph to the end thereto, which shall read as follows:
     “All Limited Partnership interests in the Limited Partnership shall be represented by certificate(s) issued by the Limited Partnership, shall be deemed “securities” within the meaning of Section 8-102 of Article 8 of the Texas Uniform Commercial Code and shall be governed by Article 8 of the Texas Uniform Commercial Code.”
     2. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Texas.
     3. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.
     4. Except as amended hereby, the LP Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first above written.

PRHC-ENNIS G.P., INC., as General Partner

By: Name:	/s/ William F. Carpenter III William F. Carpenter III
Title:	Executive Vice President and Secretary

PRINCIPAL HOSPITAL COMPANY OF NEVADA, INC., as Limited Partner

By:	/s/ William F. Carpenter III

Name:	William F. Carpenter III
Title:	Executive Vice President and Secretary
Signature Page to Amendment No. 1 to LP Agreement
of PRHC-Ennis, L.P.

AMENDMENT TO THE AGREEMENT OF LIMITED PARTNERSHIP
OF
PHC-PALESTINE (TRINITY), L.P.
     This Amendment to the Agreement of Limited Partnership of PHC-Palestine (Trinity), L.P. (the “Agreement”), shall be effective this 14th day of February, 2000.
W I T N E S S E T H:
     WHEREAS, PHC-Palestine (Trinity), L.P. changed its name to PRHC-Ennis, L.P. on February 1, 2000, and filed a Certificate of Amendment to the Certificate of Limited Partnership with the Texas Secretary of State pursuant to Section 2.02 of the Texas Revised Limited Partnership Act;
     WHEREAS, PHC Trinity Valley, Inc., the general partner of PRHC-Ennis, L.P., changed its name to PRHC-Ennis G.P., Inc. on February 9, 2000;
     WHEREAS, PHC-Nevada, Inc., the former limited partner of PRHC-Ennis, L.P., transferred all right, title and interest in PRHC-Ennis, L.P. to Principal Hospital Company of Nevada, Inc. on February 14, 2000; and
     WHEREAS, the general partner and limited partner of PRHC-Ennis, L.P. desire to amend certain provisions of the Agreement provided herein.
NOW, THEREFORE, the Agreement shall be amended as follows:
     1. The name of the Limited Partnership shall be changed from PHC-Palestine (Trinity), L.P. to PRHC-Ennis, L.P.
     2. The name of the General Partner shall be changed from PHC-Trinity Valley, Inc. to PRHC-Ennis G.P., Inc.
     3. The name of the Limited Partner shall be changed from PHC-Nevada, Inc. to Principal Hospital Company of Nevada, Inc.

     IN WITNESS WHEREOF, the undersigned have agreed to and executed this Amended and Restated Agreement effective as of the date first written above.

PRHC-ENNIS G.P., INC. General Partner
By:	/s/ Howard T. Wall
Howard T. Wall
Vice President and Secretary

PRINCIPAL HOSPITAL COMPANY OF NEVADA, INC. Limited Partner
By:	/s/ Howard T. Wall
Howard T. Wall
Vice President and Secretary

AGREEMENT OF LIMITED PARTNERSHIP
OF
PHC-PALESTINE (TRINITY), L.P.
     Pursuant to Article 6132a-l of the Texas Revised Civil Statutes Annotated, the undersigned parties being all of the partners (the “Partners”) of PHC-Palestine (Trinity), L.P. (the “Limited Partnership”), a Texas limited partnership formed pursuant to the provisions of the Revised Limited Partnership Act (the “Act”), hereby agree as follows:

		Percent	Capital
	Name and Address	Ownership	Contribution
General Partner:	PHC-Trinity Valley, Inc. a Texas corporation 105 Westwood Place, Suite 400 Brentwood, Tennessee 37027	1%	$1.00

Limited Partner:	PHC-Nevada, Inc. a Nevada corporation 105 Westwood Place, Suite 400 Brentwood, Tennessee 37027	99%	$99.00
     Each Partner made its contribution to capital in cash at the time it executed the Articles of Limited Partnership, dated August 2, 1999. Neither Partner shall be required to make any additional contribution of capital to the Limited Partnership, although the Partners may from time to time agree to make additional contributions to the Limited Partnership.
     The Limited Partnership may engage in any lawful business permitted by the Act, including without limitation, acquiring, owning, operating, selling, leasing, and otherwise dealing with hospitals and other healthcare businesses.
     The address of the principal office of the Limited Partnership is 105 Westwood Place, Suite 400, Brentwood, TN 37027 and the name and address of the registered agent for service of process on the Limited Partnership in the State of Louisiana is National Registered Agents, Inc., 1212 Guadalupe, Austin, Texas 78701.
     The Limited Partnership shall be terminated and dissolved upon the earlier of (i) the mutual agreement of the Partners or (ii) December 31, 2050. After payment of all obligations and other liabilities as provided in the Act, notwithstanding any provision to the contrary in this Agreement, all remaining Limited Partnership assets shall be distributed to the Partners in accordance with their positive ending capital account balances in compliance with Treasury Regulation Section 1.704-l(b)(2)(ii)(b)(2). No Partner shall have the obligation to another Partner, the Limited Partnership, or third party to restore a negative capital account balance during the existence or upon termination of the Limited Partnership.

1

     A capital account for each Partner shall be established, maintained and adjusted in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv), including any optional adjustments under Treasury Regulation Section 1.704-1(b)(2)(iv)(f) that the General Partner believes are necessary to reflect the economic interests of the Partners and, if applicable, the adjustments required under Treasury Regulation Section 1.704-1(b)(2)(iv)(g).
     All distributions and, after giving effect to the special allocations in the following paragraph, all allocations of income, gins, losses and credits shall be made in accordance with the Percent Ownership of each Partner. No allocation of loss or deduction will be made to a Partner that would create an impermissible capital account balance as computed under Treasury Regulations Section 1.704-1(b)(2)(ii)(d).
     This Agreement contains, and the Partners shall comply with the “qualified income offset” provision of Treasury Regulations Section 1.704-1(b)(2)(ii)(d), the minimum gain chargeback provisions and provisions relating to the special allocation of nonrecourse deductions of Treasury Regulations Section 1.704-2. The allocations contained in this paragraph shall be defined, interpreted and made in accordance with the applicable Treasury Regulations.
     Income, gain, loss and deduction as computed for income tax purposes with respect to Limited Partnership property subject to Internal Revenue Code Section 704(c) and/or Treasury Regulations Section 1.704-1(b)(2)(iv)(f) shall be allocated in accordance with said Internal Revenue Code Section and/or Treasury Regulations Section 1.704-1(b)(4)(i), as the case may be, using any reasonable method permitted in Treasury Regulations Section 1.704-3 that is selected by the General Partner. Allocations made pursuant to this paragraph shall not affect the capital accounts of the Partners.
     The General Partner shall have the exclusive right and full power and authority to manage, control, conduct and operate the business of the Partnership, and may take any and all action without the consent of the Limited Partner. The General Partner shall maintain all books and records required by the Act to be maintained at the address specified above or at any other office designated by the General Partner. The General Partner shall make available at its principal office at the address specified above in the State of Tennessee such books and records of the Limited Partnership as are required pursuant to the Act. The General Partner shall have the right to designate a different registered agent and/or registered office for the Limited Partnership by complying with any requirements pursuant to the Act.
     The Limited Partnership shall indemnify and hold harmless the General Partner, and its members, managers, employees, agents and representatives and the officers, directors, employees agents and representatives of its members to the fullest extent permitted by the Act.

2

     The Partners hereby agree that all other terms of the Limited Partnership be controlled and interpreted in accordance with the Act.
     EXECUTED effective as of August 5, 1999.

WITNESSES:	GENERAL PARTNER:

PHC-Trinity Valley, Inc., a Texas corporation

/s/ Angie Paton Covell	By:	/s/ Howard T. Wall

/s/ Aimee L. Williams	Title

STATE OF TENNESSEE	)
	)	SS.:
COUNTY OF WILLIAMSON	)
On this 5th day of August, 1999, before me, the subscriber, a Notary Public duly appointed to take proof and acknowledgment of deeds and other instruments, came Howard T. Wall, to me personally known to be the individual described in and who signed the preceding Articles of Limited Partnership, and who duly acknowledged to me, the signing of the same, and being by me duly sworn deposeth and saith that he signed the foregoing Articles of Limited Partnership in the capacity set forth under his signature.
     IN TESTIMONY WHEREOF, I hereunto set my name and affix my official seal at Brentwood, TN, the day and year first above written.
     [ILLEGIBLE] Notary Public

(SEAL)          My Commission expires January 29, 2000

3

WITNESSES:	LIMITED PARTNER:

PHC-Nevada, Inc. a Nevada corporation

/s/ Angie Paton Covell	By:	/s/ Howard T. Wall

/s/ Aimee L. Williams	Title:

STATE OF TENNESSEE	)
	)	SS.:
COUNTY OF WILLIAMSON	)
     On this 5th day of August, 1999, before me, the subscriber, a Notary Public duly appointed to take proof and acknowledgment of deeds and other instruments, came Howard T. Wall, to me personally known to be the individual described in and who signed the preceding Articles of Limited Partnership, and who duly acknowledged to me, the signing of the same, and being by me duly sworn deposeth and saith that he signed the foregoing Articles of Limited Partnership in the capacity set forth under his signature.
     IN TESTIMONY WHEREOF, I hereunto set my name and affix my official seal at Brentwood, TN, the day and year first above written.
     [ILLEGIBLE] Notary Public

(SEAL)           My Commission expires January 29, 2000

4